Exhbiit 99.1

800 Boylston St., Boston, Massachusetts 02199 56 Prospect St., Hartford, Connecticut 06103-2818
News Release

Eversource Energy Reports First Quarter 2019 Results

(HARTFORD, Conn. and BOSTON, Mass. – May 1, 2019) Eversource Energy (NYSE: ES) today reported first quarter 2019 earnings of $308.7 million, or $0.97 per share, compared with earnings of $269.5 million, or $0.85 per share, in the first quarter of 2018.

Also today, the Eversource Energy Board of Trustees declared a regular quarterly dividend of $0.535 per share, payable June 28, 2019 to shareholders of record as of May 23, 2019.  Additionally, the company today reaffirmed its 2019 earnings per share (EPS) guidance of $3.40 to $3.50 and its projected 5 to 7 percent long-term EPS growth rate.

“Our Eversource team has gotten off to a tremendous start in 2019,” said Jim Judge, Eversource Energy chairman, president and chief executive officer.  “We are delivering top-quartile reliability and safety performance, as well as financial results that are consistent with both our short-term and long-term projections.  We are also executing on a nearly $13 billion, five-year core business capital plan that will greatly help our region address its long-term infrastructure and clean energy needs.”

Electric Transmission

Eversource Energy’s transmission segment earned $118.2 million in the first quarter of 2019, compared with earnings of $107.4 million in the first quarter of 2018.  Higher transmission earnings were primarily due to Eversource Energy’s additional investment in its electric transmission system.

Electric Distribution

Eversource Energy’s electric distribution segment earned $120.1 million in the first quarter of 2019, compared with earnings of $104.2 million in the first quarter of 2018.  Improved results were due primarily to higher distribution revenues, partially offset by the absence of New Hampshire generation earnings in 2019 and higher depreciation expense.

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $76.5 million in the first quarter of 2019, compared with earnings of $57.8 million in the first quarter of 2018.  Improved results were due primarily to the timing of distribution revenues under the recently approved decoupling mechanism for Eversource’s Connecticut natural gas business.  Additionally, the natural gas segment benefited from capital tracking mechanisms on higher levels of investment.  Those benefits were partially offset by higher operations and maintenance, property tax, and depreciation expense.

Water Distribution

Eversource Energy’s water distribution segment earned $0.9 million in the first quarter of 2019, compared with earnings of $1.5 million in the first quarter of 2018.  The modest decline was due primarily to higher pension costs.

Parent and other companies

Parent and other companies had a net loss of $7 million in the first quarter of 2019, compared with a net loss of $1.4 million in the first quarter of 2018.  Lower results were due primarily to higher interest expense on short-term and long-term debt.

The following table reconciles consolidated earnings per share for the first quarters of 2019 and 2018:

		First Quarter
2018	Reported EPS	$0.85
	Higher transmission earnings in 2019	0.03
	Higher electric distribution revenues in 2019	0.04
	Higher natural gas revenues in 2019	0.05
	Lower non-tracked O&M in 2019	0.02
	Higher level of electric and natural gas distribution investment trackers in 2019	0.02
	Higher depreciation and property tax expense in 2019	(0.03)
	Higher interest expense in 2019	(0.02)
	Other	0.01
2019	Reported EPS	$0.97

Financial results for the first quarters of 2019 and 2018 for Eversource Energy’s business segments and parent and other companies are noted below:

Three months ended:

(in millions, except EPS)	March 31, 2019	March 31, 2018	Increase/ (Decrease)	2019 EPS[1]
Electric Distribution	$120.1	$104.2	$15.9	$0.38
Electric Transmission	118.2	107.4	10.8	0.37
Natural Gas Distribution	76.5	57.8	18.7	0.24
Water Distribution	0.9	1.5	(0.6)	---
Parent and Other Companies	(7.0)	(1.4)	(5.6)	(0.02)
Reported Earnings	$308.7	$269.5	$39.2	$0.97

Retail sales data:

(Three months ended)	March 31, 2019	March 31, 2018	% Change
Electric Distribution
Traditional	1,968	1,972	(0.2)%
Decoupled	11,183	11,249	(0.6)%
Total Electric Distribution	13,151	13,221	(0.5)%

Natural Gas Distribution (Decoupled) (mmcf)	45,376	43,179	5.1%

Eversource Energy has approximately 317 million common shares outstanding.  It operates New England’s largest energy delivery system and serves approximately 4 million electric, natural gas and water utility customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

Note:  Eversource Energy will webcast a conference call with senior management on May 2, 2019, beginning at 9 a.m. Eastern Time.  The webcast and associated slides can be accessed through Eversource’s website at www.eversource.com.

 1  All per-share amounts in this news release are reported on a diluted basis.  The only common equity securities that are publicly traded are common shares of Eversource Energy.  The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole.  EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to common shareholders of each business by the weighted average diluted Eversource Energy common shares outstanding for the period.  Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy’s businesses.  Non-GAAP financial measures should not be considered as alternatives to Eversource Energy’s consolidated net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy’s operating performance.

This news release includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our transmission and distribution systems; ability or inability to commence and complete our major strategic development projects and opportunities; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology related to our current or future business model; increased conservation measures of customers and development of alternative energy sources; contamination of, or disruption in, our water supplies; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov.  All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control.  You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, except as required by federal securities laws, and Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

###